Exhibit 99.1

RemSleep Holdings Inc. Issues a Letter from the CEO

Tampa, FL, June 6th, 2022 (GLOBE NEWSWIRE) -- RemSleep Holdings Inc (OTC PINK: RMSL), a medical device manufacturer dedicated to forever changing the level of treatment provided to obstructive sleep apnea patients, today provides a corporate update and letter from CEO Tom Wood.

Dear Shareholders,

On Friday the 27th of May, we were informed by the FDA after months of waiting, the DeltaWave will be reclassified under 510K review as an implantable device. Consequently, additional testing is now required under this new classification. Management was advised to withdraw the current 510K application and resubmit it after the new testing parameters have been satisfied. RemSleep is presently engaging the professional consultants to perform all new testing requirements and intends to address this new requirement to submit the new 510K without delay. RemSleep has written acknowledgment from the FDA reviewer that all the testing submitted to date will be applicable to the new 510K submission. We worked diligently to comply with all known requirements to ensure that the current submission was accurately prepared, but due to the recent CPAP-related recalls, and other various complaints, DeltaWave’s 510K status has been an evolving, fast-moving target within the FDA.

Frankly, we believe that RemSleep is in a stronger position now because in previous submissions we were not provided definitive guidelines. The last correspondence we received from the reviewer was accompanied with information providing definitive guidelines of requirements that we are now aware must be met to satisfy this new classification. This guidance, along with assurances that all current test results are admissible, leaves us optimistic since we are now proceeding without the previous uncertainties. Although we are disappointed with this delay, we expect to get this new 510K submission approved in a timely manner, and for subsequent 510K submissions to go through the validation process much easier. Simultaneously we are planning to soon submit the next 510K on our next- generation Nasal Pillows interface, which we believe will set the new standard for design and performance in our industry.

Our OTCQB application status is in the final stages of being completed by our securities attorney.

We will continue to update our shareholders. We thank you for your patience during this time.

Sincerely,

Tom Wood

We encourage shareholders to visit our official Twitter account for further updates: https://twitter.com/RemsleepInc

About RemSleep Holdings Inc.

RemSleep Holdings, Inc. is a medical device manufacturer dedicated to forever changing the level of treatment provided to obstructive Sleep Apnea patients. Our focus is primarily designing and manufacturing devices and products for the treatment of Sleep Apnea and other respiratory conditions. With over 30 years of collective experience in CPAP therapy, the RemSleep team has extensive knowledge and understanding of CPAP and the challenges of patient compliance. We diligently strive for our products to make the difference and improve the condition of those suffering from Sleep Apnea.

www.remsleep.com

Forward-Looking Statements

Some statements in this release may contain forward-looking information. All statements, other than of historical fact, that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future (including, without limitation, statements regarding potential acquisitions and financings) are forward-looking statements. Forward-looking statements are generally identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that may cause the actual results of the Company to differ materially from those discussed in the forward-looking statements. Factors that could cause actual results or events to differ materially from current expectations include, among other things, without limitation, the inability of the Company to obtain sufficient financing to execute the Company’s business plan; competition; regulation and anticipated and unanticipated costs and delays, and other risks disclosed in the Company’s public disclosure record on file with the relevant securities regulatory authorities. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations or stock price. Although the Company has attempted to identify important factors that could cause actual results or events to differ materially from those described in forward-looking statements, there may be other factors that cause results or events not to be as anticipated, estimated or intended. Readers should not place undue reliance on forward-looking statements. The forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities legislation.

Investor Relations Contact:

Preya Narain

347-837-0626

info@preya.co